EXHIBIT 23.1
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CONSENT OF ODENBERG ULLAKKO MURANISHI & COMPANY, LLP
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Annual Report on Form 10-KSB of ZAP of our report dated March 30, 2007, relating to the consolidated financial statements of ZAP and Subsidiaries, which appear in such Annual Report. We also consent to the reference to us under the heading "Experts" in such Annual Report.






/S/ ODENBERG, ULLAKKO,  MURANISHI & CO. LLP
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ODENBERG, ULLAKKO, MURANISHI & CO. LLP
SAN FRANCISCO, CA
March 30, 2007